Exhibit T3B-18

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INDEX

TO

ARTICLES OF ASSOCIATION

OF

PARADISE WIRELESS (JAMAICA) LIMITED

	ARTICLE NUMBER	PAGE NUMBER
ACCOUNTS............................	128 - 132	24 - 25
ALTERATION OF CAPITAL...............	55 - 56	13
AUDIT...............................	136	26
BORROWING POWERS....................	92	18
CALL ON SHARES......................	18 - 25	5
CONVERSION OF SHARES INTO STOCK.....	48 - 51	12
CAPITALISATION OF PROFITS...........	134 - 135	25 - 26
DIRECTORS...........................	87 - 91	18
DISTRIBUTION OF CAPITAL ASSETS......	133	25
DIVIDENDS AND RESERVES..............	117 - 127	22 - 24
EXCLUSION OF TABLE A................	1	1
FORFEITURE OF SHARES................	41 - 47	11 - 12
FORM OF PROXY.......................	82 - 83	17
GENERAL MEETINGS....................	57 - 59	13
INCREASE OF CAPITAL.................	52 - 54	12
INDEMNITY...........................	142	27
INTERPRETATION......................	2	1 - 2
LIEN................................	14 - 17	4
MANAGING DIRECTOR...................	111 - 113	22
NOTICE OF GENERAL MEETINGS..........	60 - 61	13 - 14
NOTICES.............................	137 - 140	26
POWERS OF DIRECTORS.................	93 - 102	19 - 20
PRIVATE COMPANY.....................	3	2
PROCEEDINGS AT GENERAL MEETINGS.....	62 - 72	14 - 16
PROCEEDINGS OF DIRECTORS............	103 - 110	21 - 22
SECRETARY...........................	114 - 115	22
CERTIFICATES........................	11 - 13	3 - 4
SHARES AND VARIATION OF RIGHTS......	4 - 10	2 - 3
SUBSCRIBERS.........................		27 -28
THE SEAL............................	116	22
TRANSFER AND TRANSMISSION OF SHARES.	26 - 40	6 - 11
VOTES OF MEMBERS....................	73 - 86	16 - 18
WINDING UP..........................	141	27

THE COMPANIES ACT

JAMAICA

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

PARADISE WIRELESS (JAMAICA) LIMITED

PRELIMINARY

TABLE A NOT TO APPLY

1. The regulations in Table A in the First Schedule to the Companies Act, shall not apply to the Company except in so far as they are repeated or contained in these Articles.

INTERPRETATION

2. In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meanings
The Act	The Companies Act.
the Statutes	The Companies Act, and every other act or law for the time being in force affecting the Company.
these Articles	These Articles of Association as originally framed or as from time to time altered by special resolution.
month	calendar month.
the Office	the Registered Office of the Company.
paid	paid or credited as paid
the Register	the Register of Members of the Company required to be kept by Section 109 of the Act.
the Seal	the Common Seal of the Company
the Secretary	any person appointed to perform the duties of Secretary of the Company.
dividend	dividend or bonus
in writing	written, printed or lithographed or in any other mode of representing or reproducing words in visible form.
the Company	PARADISE WIRELESS (JAMAICA) LIMITED

Save as aforesaid any words or expression defined in the Statutes shall bear the same meaning in these Articles.

The marginal notes are inserted for convenience and shall not affect the construction of these Articles.

Words importing the singular number only include the plural number and vice versa.

Words importing the masculine gender only include the feminine gender.

Words importing persons include corporations.

PRIVATE COMPANY RESTRICTION

3. The Company is a private company and accordingly:-

(a) The right to transfer shares is restricted in manner hereinafter prescribed;

(b) the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of such employment to be members of the Company) is limited to twenty: provided that where two or more persons hold one or more shares in the Company jointly they shall for the purpose of this regulation be treated as a single member;

(c) any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

(d) any invitation to the public to deposit money for fixed periods or payable on call whether bearing or not bearing interest is prohibited;

(e) subject to the exceptions provided for in the Fourteenth Schedule to the Act any person other than the holder is prohibited from having any interest in any of the Company's shares;

(f) the Company shall not have the power to issue share warrants to bearer.

POWER TO ISSUE SHARES OF DIFFERENT CLASSES

4. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting return of capital or otherwise as the Company may from time to time by Ordinary resolution determine.

REDEEMABLE PREFERENCE SHARES

5. Subject to the provisions of Section 57 of the Act, any preference shares may, with the sanction of an Ordinary Resolution, be issued on the terms that they are, or at the option of the Company are liable to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Special Resolution determine.

MODIFICATION OF RIGHTS

6. If at any time the share capital is divided into different classes of shares the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of an Extraordinary Resolution passed at a Separate General Meeting of the holders of the shares of the class. To every such Separate General Meeting the provisions of these Articles relating to General Meetings shall apply, but so that the necessary quorum shall be two persons at the least holding or representing by proxy one-third of

the issued shares of the class (but so that if at any adjourned meeting of such holder a quorum as above defined is not present, those members who are present shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and, on a poll, shall have one vote for each share of the class of which he is the holder.

RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

7. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed not to be varied by the creation or issue of further shares ranking pari passu therewith.

ALLOTMENT OF SHARES

8. Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Statutes) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as they think fit, but so that no share shall be issued at a discount, except in accordance with the provisions of the Statutes, and so that in the case of shares offered to the public for subscription the amount payable on application on each share shall not be less than 5 per cent of the nominal amount of the share.

TRUSTS NOT RECOGNISED

9. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTER OF DIRECTORS' SHAREHOLDINGS

10. The Directors shall keep a register showing as respects each Director the number, description and amount of any shares or debentures in the Company or its subsidiaries or holding company which are held by or in trust for him or of which he has any right to become the holder, as required by Section 184 of the Act.

CERTIFICATES

SHARE CERTIFICATE

11. Every person shall be entitled -

(a) without payment to one certificate for all his shares of each class and when part only of the shares comprised in a certificate is sold or transferred to a new certificate for the remainder of the shares so comprised, or

(b) upon payment of such sum, not exceeding ten cents for each certificate, as the Directors shall from time to time determine, to several certificates, each for one or more of his shares of any class.

Every certificate shall be issued within one month after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide), shall be under the Seal, shall bear the autographic signatures of one Director and the Secretary and shall specify the shares to which it relates and the amount paid up thereon, and the distinguishing numbers (if any). Provided that the Company shall not be bound to register more than three persons as the joint holders of any share (except in the case of executors or trustees

of a deceased member) and in respect of a share held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

NEW CERTIFICATE MAY BE ISSUED

12. If a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of ten cents or such less sum and on such terms (if any) as to the evidence and indemnity and the payment of out-of-pocket expenses of the Company of investigating evidence as the Directors think fit.

NO PURCHASE OF OR LOANS ON COMPANY'S SHARES

13. The Company shall not give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company (if any) nor shall the Company make a loan for any purpose whatsoever on the security of its shares or those of its holding company (if any), but nothing in this Article shall prohibit transactions mentioned in the proviso to Section 54(1) of the Act. This Article shall not prejudicially affect the power of the Company to enforce repayment of any loans to members of the Company or to exercise the lien conferred by Article 14.

LIEN

COMPANY TO HAVE LIEN ON SHARES

14. The Company shall have a first and paramount lien on every share (not being a fully paid share) registered in the name of a member (whether solely or jointly with others) for all moneys (whether presently payable or not) due by him or his estate, either alone or jointly with any other person, to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

ENFORCING LIEN BY SALE

15. The Directors may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

EFFECT OF SALE

16. To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

APPLICATION OF PROCEEDS

17. The net proceeds of any such sale shall be received by the Company and applied in or towards payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

CALLS ON SHARES

18. The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the normal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

TIME WHEN CALL MADE

19. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

LIABILITY OF JOINT HOLDERS

20. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

WHEN INTEREST ON CALL PAYABLE

21. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 10 per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

SUMS DEEMED TO BE CALLS

22. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premiums, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same become payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

DIFFERENCES IN CALLS

23. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

PAYMENT OF CALLS IN ADVANCE

24. The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in General Meeting shall otherwise direct) 5 per cent per annum, as may be agreed upon between the Directors and the member paying such sum in advance. No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

MEMBERS NOT ENTITLED TO DIVIDEND, OR TO VOTE UNTIL CALLS PAID

25. No member shall be entitled to receive any dividend or to be present or to vote on any question either personally or by proxy, at any General Meeting, or upon a poll, or to be reckoned in a quorum whilst any call or other sum shall be due and payable to the Company in respect of any of the shares held by him, whether alone or jointly with any other person.

TRANSFER AND TRANSMISSION OF SHARES

ARTICLE TO SAFEGUARD STATUS OF EXEMPT PRIVATE COMPANY

26. (a) The Directors may as a condition precedent to the registration of any person as the holder of a share require that person, and in the case of a transfer of that share, the transferor or both, to furnish them with any information supported (if the Directors so require) by a Statutory Declaration, which they may consider necessary to enable them to determine whether or not such registration will result in the Company ceasing to be a private Company not obliged to file accounts within the meaning of the Act, and if the Directors shall be of opinion that as a result of any such registration the status of the Company as a private Company not obliged to file accounts may or will be imperilled they shall decline to register such person in respect of such shares.

(b) The Directors may at any time require any person whose name is entered in the Register to furnish them with any information supported (if the Directors so require) by a Statutory Declaration, which they may consider necessary for the purpose of determining whether or not the Company is a private Company not obliged to file accounts within the meaning of the Act.

(c) If the Directors consider that by reason of the holding of shares by any person the Company is no longer a private Company not obliged to file accounts they may give notice to such person in writing calling upon him to take such steps as shall in their opinion be necessary to ensure the status of the Company as a private Company not obliged to file accounts provided that if any such notice is not complied with within three months of the date on which it is given the Directors may authorise some other person to take the steps or any of them required by such notice and so far as may be necessary to execute a valid transfer of the shares, to some person nominated by them at a price to be determined by the Company's Auditors or the fair value therefor, and in making such determination the Auditors shall act as experts and not as arbitrators. The purchaser of any shares under this power shall not be concerned to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

(d) If the requirements of paragraph (b) or (c) are not complied with the Directors may withhold all dividends or other payments due or becoming due to such person (either alone or jointly with any other person) on the shares in respect of which the requisition or notice is given.

RESTRICTED RIGHT OF TRANSFER

27. (i) A share may be transferred by a member or other person entitled to transfer to any member selected by the transferor; but save as aforesaid, and save as provided by paragraph (vi) or (viii) hereof, no share shall be transferred to a person who is not a member so long as any member or any person

selected by the Directors as one whom it is desirable in the interests of the Company to admit to membership is willing to purchase the same at the fair value.

(ii) Except where the transfer is made pursuant to paragraph (vi) or (viii) hereof, the person proposing to transfer any share (hereinafter called "the proposing transferor") shall give notice in writing (hereinafter called "a transfer notice") to the Company that he desires to transfer the same. Such notice shall specify the sum he fixes as the fair value and shall constitute the Company his agent for the sale of the share to any member of the Company or person selected as aforesaid willing to purchase the shares (hereinafter called "the purchasing member") at the price so fixed, or, at the option of the purchasing member, at the fair value to be fixed by the Auditor in accordance with paragraph (iv) hereof. A transfer notice may include several shares, and in such case shall operate as if it were a separate notice in respect of each. A transfer notice shall not be revocable except with the sanction of the Directors.

(iii) If the Company shall, within the space of twenty-eight days after being served with a transfer notice, find a purchasing member and shall give notice thereof to the proposing transferor, he shall be bound, upon payment of the fair value as fixed in accordance with paragraph (ii) or (iv) hereof, to transfer the share to the purchasing member.

(iv) In case any difference arises between the proposing transferor and the purchasing member as to the fair value of a share, the Auditor shall, on the application of either party, certify in writing the sum which, in his opinion, is the fair value, and such sum shall be deemed to be the fair value, and in so certifying the Auditor shall be considered to be acting as an expert, and not as an arbitrator and accordingly the Arbitration Act shall not apply.

(v) If in any case the proposing transferor, after having become bound as aforesaid, makes default in transferring the share, the Company may receive the purchase money and the proposing transferor shall be deemed to have appointed any one Director or the Secretary of the Company as his agent to execute a transfer of the share to the purchasing member, and upon the execution of such transfer the Company shall hold the purchase money in trust for the proposing transferor. The receipt of the Company for the purchase money shall be a good discharge to the purchasing member, and after his name has been entered in the Register in purported exercise of the aforesaid power the validity of the proceedings shall not be questioned by any person.

(vi) If the Company shall not, within the space of twenty-eight days after being served with a transfer notice, find a purchasing member and give notice in manner aforesaid, the proposing transferor shall at any time within three

months afterwards be at liberty subject to paragraph (ix) of this Article, to sell and transfer the share (or where there are more shares than one those not placed) to any person and at any price.

(vii) The Directors shall, with a view to finding a purchasing member, offer at the fair value any shares comprised in a transfer notice to the persons then holding the remaining shares in the Company as nearly as may be in proportion to their respective holdings of shares in the Company and shall limit a time within which such offer if not accepted in whole or in part shall be deemed to be declined, and shall notify to such persons that any such person who desires to purchase shares in excess of his said proportion shall in his reply state how many additional shares he desires to purchase at the fair value, and if all such persons do not accept their said proportions in full the unaccepted shares shall be used for satisfying the said claims for additional shares. If there shall be insufficient of the said unaccepted shares to satisfy in full all such claims for additional shares, the said unaccepted shares shall be distributed amongst persons making such claims as nearly as may be in proportion to the said respective holdings of shares in the Company provided that no person shall be bound to take more additional shares than those he shall have offered to purchase. The Directors shall make such arrangements as regards the finding of a purchasing member for any shares not accepted or claimed as aforesaid within the time so limited as they shall think just and reasonable.

(viii) Any share may be transferred by a member to any child or other issue, son-in-law, daughter-in-law, father, mother, brother, sister, nephew, niece, wife or husband of such member, and any share of a deceased member may be transferred by his executors or administrators to any child, or other issue, son-in-law, daughter-in-law, father, mother, brother, sister, nephew, niece, widow, or widower of such deceased member to whom such deceased member may have specifically bequeathed the same, and shares standing in the name of a deceased member or his executors or administrators may be transferred to the trustees of his Will and shares standing in the name of the trustees of the Will of any deceased member may be transferred upon any change of trustees to the trustees for the time being of such Will, and the restrictions in paragraph (i) hereof shall not apply to any transfer authorised by this Article.

(ix) The Directors may refuse to register any transfer of a share -

(a) where the Company has a lien on the share, or

(b) where the Directors are not of opinion that it is desirable to admit the proposed transferee to membership;

but paragraph (b) of this paragraph shall not

apply to a transfer made pursuant to paragraph (vi) or (viii) of this Article.

POSITION AS TO TRANSFER IN CASE OF BANKRUPTCY

28. A person entitled to a share in consequence of the bankruptcy of a member shall be bound at any time, if and when called upon in writing by the Directors so to do, to give a transfer notice in respect of all the shares then registered in the name of the bankrupt member.

INFORMATION AND EVIDENCE

29. For the purpose of ensuring that a transfer of shares is duly authorised hereunder or that no circumstances have arisen whereby a transfer notice is required to be given hereunder the Director may from time to time require any member or the legal personal representatives of any deceased member or any trustee in Bankruptcy or any person named as transferee in any transfer lodged for registration to furnish to the Company such information and evidence as the Directors may think fit regarding any matter which they may deem relevant to such purpose. Failing such information or evidence being furnished to the satisfaction of the Directors within a reasonable time after request the Directors shall be entitled to refuse to register the transfer in question or (in case no transfer is in question) to require by notice in writing that a transfer notice be given in respect of the shares concerned. If such information or evidence discloses that a transfer notice ought to have been given in respect of any shares the Directors may by notice in writing require that a transfer notice be given in respect of the shares concerned.

FAILURE TO GIVE TRANSFER NOTICE ON REQUEST

30. In any case where under the provisions of these presents the Directors have made a request for a transfer notice to be given in respect of any shares and such transfer notice is not duly given within a period of one month, such transfer notice shall, except and to the extent that a transfer of any of such shares in favour of a person to whom they may be transferred pursuant to Article 27(viii) shall have been lodged prior to the expiration of the said period, be deemed to have been given at the expiration of the said period and specified as the fair value the amount paid up therein and the provisions of these presents shall take effect accordingly.

EXECUTION OF TRANSFER

31. The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee and except as provided by sub-paragraph (4) of paragraph 3 of the Fourteenth Schedule to the Act the transferor shall be deemed to remain a holder of the share until the transferee is entered in the Register in respect thereof.

FORM OF TRANSFER

32. Subject to such of the restrictions of these Articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve.

33. The Directors may also decline to recognise any instrument of transfer unless:-

(a) a fee of 25 cents or such lesser sum as the Directors may from time to time require is paid to the Company in respect thereof;

(b) the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonable require to show the right of the transferor to make

the transfer; and

(c) the instrument of transfer is in respect of only one class of share.

NOTICE OF REFUSAL

34. If the Directors refuse to register a transfer they shall within three months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

REGISTER MAY BE CLOSED

35. The registration of transfers may be suspended and the Register closed at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

REGISTRATION FEES

36. The Company shall be entitled to charge a fee not exceeding 25 cents on the registration of a transfer or of any probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument affecting the title to any share.

TRANSMISSION OF SHARES

TRANSMISSION

37. In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

PERSON ENTITLED ON DEATH OR BANKRUPTCY MAY ELECT TO BE REGISTERED OR TO TRANSFER

38. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee thereof but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

EFFECT OF ELECTION

39. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

RIGHTS OF PERSON ENTITLED BY TRANSMISSION

40. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company. Provided always that the Directors may at any time give

notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

NOTICE REQUIRING PAYMENT OF CALL

41. If a member fails to pay any call or instalment on the day appointed for payment thereof the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

FORM OF NOTICE

42. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the Notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

IF NOTICE NOT COMPLIED WITH, SHARES MAY BE FORFEITED

43. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares, and not actually paid before the forfeiture.

NOTICE OF FORFEITURE

44. When any share shall have been so forfeited, notice of the forfeiture shall be given to the holder of the share, or the person entitled to the share by transmission, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register, but no forfeiture shall be invalidated by any failure to give such notice or make such entry as aforesaid.

SALE OF FORFEITED SHARE

45. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

POSITION AFTER FORFEITURE

46. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares, together with interest thereon at such rate not exceeding 10 per cent per annum, as the Directors shall think fit, from the date of forfeiture until payment but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

EVIDENCE OF FORFEITURE AND VALIDITY OF SALE

47. A statutory declaration in writing that the declarant is a Director or Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale re-allotment or other disposition thereof and may execute a transfer of the share in favour

of the person to whom the share is held re-allotted or otherwise disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

CONVERSION OF SHARES INTO STOCK

CONVERSION OF SHARES INTO STOCK

48. The Company may by Ordinary Resolution convert any paid-up shares into stock, and re-convert any stock into paid-up shares of any denomination.

TRANSFER OF STOCK

49. The holders of stock may transfer the same or any part thereof in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the Directors may from time to time fix the minimum amount of stock transferable, provided that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

RIGHTS OF STOCKHOLDERS

50. The stock shall confer on the holders thereof respectively the same privileges and advantages, as regards participation in profits and voting at meetings of the Company, and for other purposes, as would have been conferred by shares of equal amount in the capital of the Company of the same class as the shares from which such stock was converted, but so that none of such privileges or advantages, except the participation in profits of the Company, or in the assets of the Company on a winding up, shall be conferred by any such aliquot part of stock, as would not, if existing in shares, have conferred such privileges or advantages. No such conversion shall affect or prejudice any preference or other special privilege attached to the shares so converted. Save as aforesaid, all provisions herein contained shall, so far as circumstances will admit, apply to stock as well as to shares.

51. Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

INCREASE OF CAPITAL

POWER TO INCREASE CAPITAL

52. The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

DISPOSAL OF NEW SHARES

53. Subject to the other provisions of these Articles the shares shall be at the disposal of the Board, which may allot or otherwise dispose of them to such persons (including any Director), at such times and for such consideration and upon such terms and conditions as the Directors may determine.

HOW FAR NEW SHARES TO RANK WITH SHARES IN ORIGINAL CAPITAL

54. Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital, and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, surrender, and otherwise. Unless otherwise provided in accordance with these Articles the new shares shall be Ordinary Shares.

ALTERATIONS OF CAPITAL

CONSOLIDATION AND SUB-DIVISION

55. The Company may from time to time by Ordinary Resolution:-

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares, or

(b) subdivide its shares, or any of them, into shares of smaller amount than is fixed by its Memorandum of Association subject, nevertheless, to the provisions of Section 61(1)(d) of the Act and so that the resolution whereby any shares are subdivided may determine that as between the resulting shares one or more of such shares may be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other of such shares, or

(c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

REDUCTION OF CAPITAL

56. The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

GENERAL MEETINGS

ANNUAL GENERAL MEETINGS

57. The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it, and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. Provided that so long as the Company holds its first Annual General Meeting within eighteen months of its incorporation it need not hold it in the year of its incorporation or in the following year. The Annual General Meeting shall be held at such time and place as the Directors shall appoint.

OTHER MEETINGS

58. All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

EXTRAORDINARY GENERAL MEETINGS

59. The Directors may, whenever they think fit, convene an Extraordinary General Meeting, and Extraordinary General Meetings shall also be convened on such requisition, or in default, may be convened by such requisitionists, as provided by section 127 of the Act. If at any time there are not in Jamaica sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

NOTICE OF MEETINGS

60. An Annual General Meeting and a meeting called for the passing of a Special Resolution shall be called by twenty-one days' notice in writing at the least, and a meeting of the Company other than an Annual General Meeting or a meeting for the passing of a Special Resolution shall be called by fourteen days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and

of the day for which it is given, and shall specify the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, and shall be given in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in General Meeting to such persons as are, under the regulations of the Company, entitled to receive such notices from the Company and to the Auditors. Provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed -

(a) in the case of a meeting called as the Annual General Meeting, by all the members entitled to attend and vote thereat; and

(b) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

OMISSION TO GIVE NOTICE

61. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

SPECIAL BUSINESS

62. All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all business that is transacted at an Annual General Meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and Auditors, and the appointment of, and the fixing of the remuneration of, the Auditors.

QUORUM

63. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided, two members present in person or by proxy shall be a quorum.

WHEN, IF QUORUM NOT PRESENT, MEETING TO BE DISSOLVED AND WHEN TO BE ADJOURNED

64. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

CHAIRMAN OF MEETING

65. The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act the Directors present shall elect one of their number to be Chairman of the meeting.

66. If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

ADJOURNMENTS

67. The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen days or more, seven clear days' notice at the least of the adjourned meeting shall be given specifying the place and the time of the meeting as in the case of an original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

HOW QUESTIONS TO BE DECIDED

68. At a General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the show of hands) demanded -

(a) by the chairman of the meeting; or

(b) by at least three members present in person or by proxy; or

(c) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll be so demanded a declaration by the chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

POLL WHEN TAKEN

69. Except as provided in Article 71, if a poll is duly demanded it shall be taken in such manner and at such time (within fourteen days) and place as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. No notice need be given of a poll not taken immediately.

CASTING VOTE

70. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

WHEN POLL TAKEN

71. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. The demand for a poll may be withdrawn.

MEMBERS' RESOLUTION

72. Subject to the provisions of the Act, a resolution in writing signed by all the members for the

not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

FORM OF PROXY

82. An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:-

" PARADISE WIRELESS (JAMAICA) LIMITED

I/We, of , in the parish of , being a member/members of the above named company, hereby appoint of or failing him of as my/our proxy to vote for me/us on my/our behalf at the (Annual or Extraordinary, as the case may be) General Meeting of the Company to be held on the day of 19 , and at any adjournment thereof.

Signed this day of 19 ."

83. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:-

" PARADISE WIRELESS (JAMAICA) LIMITED

I/We, of , in the parish of , being a member/members of the above named company, hereby appoint of or failing him of as my/our proxy to vote for me/us on my/our behalf at the (Annual or Extraordinary, as the case may be) General Meeting of the Company to be held on the day of 19 , and at any adjournment thereof.

Signed this day of 19 ."

This form is to be used *in favour of / against the resolution.

Unless otherwise instructed, the proxy will vote as he thinks fit.

*Strike out whichever is not desired.

PROXY MAY DEMAND POLL

84. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

REVOCATION OF AUTHORITY

85. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

CORPORATION ACTING BY REPRESENTATIVES

86. Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the

not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

FORM OF PROXY

82. An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:-

" PARADISE WIRELESS (JAMAICA) LIMITED

I/We, of , in the parish of , being a member/members of the above named company, hereby appoint of or failing him of as my/our proxy to vote for me/us on my/our behalf at the (Annual or Extraordinary, as the case may be) General Meeting of the Company to be held on the day of 19 , and at any adjournment thereof.

Signed this day of 19 ."

83. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:-

" PARADISE WIRELESS (JAMAICA) LIMITED

I/We, of , in the parish of , being a member/members of the above named company, hereby appoint of or failing him of as my/our proxy to vote for me/us on my/our behalf at the (Annual or Extraordinary, as the case may be) General Meeting of the Company to be held on the day of 19 , and at any adjournment thereof.

Signed this day of 19 ."

This form is to be used *in favour of / against the resolution.

Unless otherwise instructed, the proxy will vote as he thinks fit.

*Strike out whichever is not desired.

PROXY MAY DEMAND POLL

84. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

REVOCATION OF AUTHORITY

85. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

CORPORATION ACTING BY REPRESENTATIVES

86. Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the

Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

DIRECTORS

87. Until otherwise determined by the Company in General Meeting the number of Directors shall not be less than two or more than eight . The First Directors are:

Mark N. Head
Jack E. Robinson

REMUNERATION OF DIRECTORS

88. The remuneration of the Directors shall from time to time be determined by the Company in General Meeting. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or General Meetings of the Company or in connection with the business of the Company.

SPECIAL REMUNERATION

89. Any Director who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Directors may determine.

QUALIFICATION OF DIRECTORS

90. The share qualification for a Director may be fixed by the Company in General Meeting, and unless and until so fixed no qualification shall be required.

DIRECTOR HOLDING OFFICE WITH COMPANIES IN WHICH THE COMPANY IS INTERESTED

91. A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise directs. The Directors may exercise the voting power conferred by the shares in any such other company held or owned by the Company or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors or other officers of such company), and any Director may vote in favour of the exercise of such voting rights in manner aforesaid, notwithstanding that he may be, or about to be, appointed a director or other officer of such company, and as such is or may become interested in the exercise of such voting rights in manner aforesaid.

BORROWING POWERS

POWER TO BORROW

92. The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

POWERS OF DIRECTORS

POWERS AND DUTIES OF DIRECTORS

93. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in General Meeting; but no regulation made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

POWERS OF ATTORNEY

94. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

DIRECTORS MAY CONTRACT WITH THE COMPANY

95. Subject to the provisions of section 188 of the Act a Director may contract with and participate in the profits of any contract or arrangement with the Company as if he were not a Director. A Director shall also be capable of voting in respect of any such contract or arrangement where he has previously disclosed his interest to the Company or in respect of his appointment to any office or place of profit under the Company or of the arrangement of the terms thereof and may be counted in the quorum at any meeting at which any such matter is considered.

SIGNING OF CHEQUES, ETC.

96. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, indorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

MINUTES

97. The Directors shall cause minutes to be made in books provided for the purpose:-

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c) of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors;

and every Director present at any meeting of Directors or committee of Directors shall sign his name in a book to be kept for that purpose and any such minute of such a meeting if purporting to be signed by the chairman thereof, or by the chairman of the next succeeding meeting of the same body, shall be sufficient evidence without any further proof of the facts therein stated.

PAYMENT OF PENSIONS, ETC. TO DIRECTORS

98. The Directors may establish or arrange any contributory or non-contributory pension or superannuation scheme for the benefit of, or pay a gratuity pension or emolument to any person who is or has been employed by or in the service of the Company, or any subsidiary of the Company, or to any person who is, or has been, a Director or other officer of the Company or any such subsidiary, and the widow, family or dependants of any such person. The Directors may also subscribe to any Association or Fund which they consider to be for the benefit of the Company or any such subsidiary or any such person as aforesaid, and make payments for or towards any hospital or scholastic expenses or any insurance of any such person. Provided that any Director shall be entitled to retain any benefit received by him hereunder, subject only, where the Act requires, to proper disclosure to the members and the approval of the Company in General Meeting.

DISQUALIFICATION OF DIRECTORS

99. The office of Director shall be vacated if the Director -

(a) ceases to be a Director by virtue of section 173 of the Act; or

(b) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c) becomes prohibited from being a Director by reason of any order made under section 177 of the Act; or

(d) becomes of unsound mind; or

(e) resigns his office by notice in writing to the Company; or

(f) absents himself from the meetings of the Directors for a continuous period of six months without special leave of absence from the Directors, and they resolve that his office be vacated; or

(g) if he is removed from office by a resolution duly passed pursuant to section 175 of the Act; or

(h) If an Ordinary Resolution to remove him is passed at any General Meeting of the Company; or

(i) be requested to resign by an instrument in writing signed by members holding not less than fifty-one per cent of the issued shares of the Company and delivered to the Company.

NUMBER OF DIRECTORS MAY BE INCREASED OR REDUCED

100. The Company may from time to time by Ordinary Resolution increase or reduce the number of Directors.

DIRECTORS MAY FILL UP CASUAL VACANCY

101. The Directors shall have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these regulations.

COMPANY MAY APPOINT ADDITIONAL DIRECTORS

102. The Company may by Ordinary Resolution appoint another person in place of a Director removed from office and without prejudice to the powers of the Directors under Article 101 the Company in General Meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

PROCEEDINGS OF DIRECTORS

MEETINGS OF DIRECTORS

103. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes, the chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director, shall, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from Jamaica.

QUORUM OF DIRECTORS

104. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two. For the purposes of this Article an alternate appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

DIRECTORS MAY ACT NOTWITHSTANDING VACANCY

105. The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a General Meeting of the Company, but for no other purpose.

ALTERNATE DIRECTORS

106. Any Director may in writing appoint any person, who is approved by the majority of Directors, to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and generally to perform all the functions of his appointor as a Director in the absence of such appointor, and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. An Alternate Director shall ipso facto cease to be an Alternate Director if his appointor ceases for any reason to be a Director. Every such alternate shall be an officer of the Company and shall not be deemed to be the agent of the Director, appointing him. The remuneration of such an alternate shall be payable out of the remuneration payable to the Director appointing him, and the proportion thereof shall be agreed between them. An alternate need not hold any share qualification.

CHAIRMAN

107. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

POWER TO DELEGATE

108. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. Save as aforesaid the meetings and proceedings of a committee consisting of more than one member shall be governed by the provisions of these Articles regulating the proceedings and meetings of the Directors.

WHEN ACTS OF DIRECTORS OR COMMITTEE VALID

109. All acts done at any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment or continuance in office of any such Directors or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director, and had been entitled to be a Director.

110. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting including any alternate Director if entitled shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.

MANAGING DIRECTOR

POWER TO APPOINT MANAGING DIRECTOR

111. The Directors may from time to time appoint one or more of their body to the office of Managing Director for such term as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. The appointment of a Managing Director shall be automatically determined if he cease from any cause to be a Director.

REMUNERATION OF MANAGING DIRECTOR

112. A Managing Director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine and it may be made a term of his appointment that he be paid a pension or gratuity on retirement from his office.

POWERS OF MANAGING DIRECTOR

113. The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any such powers.

SECRETARY

APPOINTMENT

114. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

SUBSTITUTE

115. The Directors may appoint a temporary substitute for the Secretary, who shall, for the purpose of these presents, be deemed to be the secretary.

THE SEAL

THE SEAL

116. The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose.

DIVIDENDS AND RESERVES

DECLARATION OF DIVIDENDS

117. The Company in General Meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

INTERIM DIVIDEND

118. The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

DIVIDENDS PAYABLE OUT OF PROFITS

119. No dividend shall be paid otherwise than out of profits.

RESERVE FUND

120. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company or of its holding company) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

RIGHT TO DIVIDENDS AND APPORTIONMENT

121. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

DEDUCTION OF DEBTS DUE TO COMPANY

122. The Directors may deduct from any dividend payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

RETENTION OF DIVIDENDS

123. The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

PAYMENT OF DIVIDENDS IN SPECIE

124. With the sanction of a General Meeting any dividend may be paid wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of any other company or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all members, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Directors.

PAYMENT BY POST

125. Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the Register or to

such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of shares held by them, as joint holders.

DIVIDEND NOT TO BEAR INTEREST

126. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.

UNCLAIMED DIVIDENDS

127. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed, and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company.

ACCOUNTS

DIRECTORS TO KEEP ACCOUNTS

128. The Directors shall cause proper books of account to be kept with respect to:

(a) All sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b) All sales and purchases of goods by the Company; and

(c) The assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

WHERE ACCOUNTS TO BE KEPT

129. The books of account shall be kept at the Office, or, subject to section 142 of the Act, at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

INSPECTION BY MEMBERS

130. The Directors shall from time to time determine whether and to what extent, and at what times and places, and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by statute or authorised by the Directors, or by the Company in General Meeting, and no member, not being a Director, shall be entitled to require or receive any information concerning the business, trading or customers of the Company, or any trade secret or secret process of or used by the Company.

ANNUAL ACCOUNT AND BALANCE SHEET

131. The Directors shall from time to time, in accordance with Sections 143 and 145 of the Act, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.

COPY OF ACCOUNTS TO BE SENT TO MEMBERS

132. A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in General Meeting, together with a copy of the Auditor's Report, shall not less than twenty-one days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every person

registered under Article 39. Provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

DISTRIBUTION OF CAPITAL ASSETS

POWER TO DISTRIBUTE

133. The Company in General Meeting may at any time and from time to time resolve that any surplus moneys in the hands of the Company representing capital profits arising from the receipt of moneys received or recovered in respect of or arising from the realisation of any capital assets of the Company or any investment representing the same and not required for the payment or provision of any fixed preferential dividend instead of being applied in the purchase of other capital assets or for other capital purposes be distributed amongst the ordinary shareholders on the footing that they receive the same as capital and in the shares and proportions in which they would have been entitled to receive the same if it had been distributed by way of dividend provided always that no such profit as aforesaid shall be so distributed unless there shall remain in the hands of the Company a sufficiency of other assets to answer in full the whole of the liabilities and paid-up share capital of the Company for the time being.

CAPITALISATION OF PROFITS

POWER TO CAPITALISE

134. The Company in General Meeting may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and not required for the payment or provision of the fixed dividend on any shares entitled to fixed preferential dividends, and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any share held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution:

Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

EFFECT OF RESOLUTION TO CAPITALISE

135. Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may

be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

AUDIT

AUDIT

136. Auditors shall be appointed and their duties regulated in accordance with sections 153 to 156 inclusive of the Act.

NOTICES

NOTICES TO MEMBERS

137. A notice may be given by the Company to any member either personally or by sending it by post to him or to his registered address, or (if he has no registered address in Jamaica) to the address, if any, within Jamaica supplied by him to the Company for the giving of notice to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of twenty-four hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

NOTICE TO JOINT HOLDERS

138. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

NOTICE VALID THOUGH MEMBER DECEASED OR BANKRUPT

139. Any notice or document sent by post to, or left at the registered address of, any member, in pursuance of these Articles, shall, notwithstanding such member be then deceased or bankrupt and whether or not the Company have notice of his decease or bankruptcy, be deemed to have been duly served in respect of any shares, whether held solely or jointly with other persons by such member, until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in any such share.

PERSONS ENTITLED TO RECEIVE NOTICES OF GENERAL MEETINGS

140. Notice of every General Meeting shall be given in any manner hereinbefore authorised to -

(a) every member except those members who (having no registered address within Jamaica) have not supplied to the Company an address within Jamaica for the giving of notices to them;

(b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c) the auditor for the time being of the Company.

No other person shall be entitled to receive notices of General Meetings.

WINDING UP

DISTRIBUTION OF ASSETS IN SPECIE

141. If the Company shall be wound up the Liquidator may, with the sanction of an Extraordinary Resolution of the Company and any other sanction required by the Act, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members or any of them as the Liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

INDEMNITY OF DIRECTORS, ETC.

142. Every Director, Managing Director, Agent, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 372 of the Act in which relief is granted to him by the court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by section 191 of the Act.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

PARADISE COMMUNICATIONS INC.

Per: [signature]
President JACK ROBINSON

A Company incorporated under the laws of the Common wealth of the Bahamas with registered office at Paradise Place, 12 Welfare Road, St. Maarten, Netherlands Antilles.

PCI HOLDINGS, INC.

President - JACK ROBINSON

A company incorporated under the laws of the Commonwealth of the Bahamas with the same address as above.

DATED the 27th day of January 2000.

WITNESS to the above signatures:

Ichel Moeslikatnoake
Executive Assistant

Cole Bay Villa 25-2
St. Maarten N.A.

REGISTRAR OF COMPANIES
03 FEB 2000
JAMAICA